Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as adopted to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Albertsons Companies, LLC (the “Company”) on Form 10-Q for the period ended September 9, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Albertsons Companies, LLC (Registrant)

Date: October 23, 2017	By:	/s/ Robert G. Miller
Robert G. Miller
Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

Albertsons Companies, LLC (Registrant)

By:	/s/ Robert B. Dimond
Robert B. Dimond
Executive Vice President and Chief Financial Officer (Principal Financial Officer)